IN REPLY REFER TO:	Networks and Transport Division (JTE)	6 December 2004

MEMORANDUM FOR DISTRIBUTION

SUBJECT:	Special Interoperability Test Certification of the ION Networks ION SecureTM PRIISMS with Software Release 2.2.1 build 9 and ION SecureTM 5500 with Software Release 5.1.9 build 5 (Firmware 5.1.8)

References:
(a) DOD Directive 4630.5, “Interoperability and Supportability of Information
     Technology (IT) and National Security Systems (NSS),” 5 May 2004
(b) CJCSI 6212.01C, “Interoperability and Supportability of Information
     Technology and National Security Systems,” 20 November 2003

1. References (a) and (b) establish the Defense Information Systems Agency, Joint Interoperability Test Command (JITC), as the responsible organization for interoperability test certification. Additional references are provided in enclosure 1.

2. ION Networks ION SecureTMPRIISMS with Software Release 2.2.1 build 9 and ION SecureTM5500 with Software Release 5.1.9 build 5 (Firmware 5.1.8), hereinafter referred to as the system under test (SUT), meet the interface and functional requirements, and are certified for joint use within the Defense Switched Network (DSN). The SUT met the interface and functional requirements for customer premise equipment devices set forth in appendix 7 of reference (c). Although the SUT consists of the ION SecureTMPRIISMS and the ION SecureTM5500, each of these components is independently certified for joint use with the DSN. Testing was conducted using test procedures derived from reference (d). This certification expires upon changes that affect interoperability, but no later than three years from the date of this memorandum.

3. This certification is based on interoperability testing conducted by JITC at the Global Information Grid Network Test Facility, Fort Huachuca, AZ, from 19 through 20 May 2004, analysis of GSCR appendix 7 requirements, which were approved on 1 July 2004, and approval of vendor Letters of Compliance completed on 4 August 2004. The Certification Testing Summary (enclosure 2) documents the test results and describes the test configuration. Users should verify interoperability before deploying the SUT in an environment that varies significantly from that described.

4. The Functional Requirements used to evaluate the interoperability of the SUT and the interoperability statuses are indicated in table 1.

JITC Memo, JTE, ION Networks ION SecureTMPRIISMS with Software Release 2.2.1 build 9 and ION SecureTM5500 with Software Release 5.1.9 build 5 (Firmware 5.1.8)

Table 1. SUT Functional Requirements and Interoperability Status

Interfaces	Critical	Certified	Functional Requirements	Met	GSCR Paragraph
Ethernet TCP/IP

IEEE 802.3 (10BaseT) IEEE 802.3.u (100BaseTX)	No	Yes	Network Management (C)	Met	A.7.5
ITU V.35 Serial	No	Yes	ITU V.35 (C)	Met	A7.5
EIA-232
Serial	No	Yes	ANSI/TIA/EIA-232-F (C)	Met	A7.5
			MLPP in accordance with GSCR, Section 3 (C)	Met	A7.5
			MLPP Precedence call alerting (C)	Not Tested	A7.5
			FCC Part 15/Part 68 (R)	Met	A7.5
			Auto answer ring interval (C)	Not Tested	A7.5
2-Wire Analog (GR-506-CORE)	No1	Yes	DTMF outpulsing (C)	Met	A7.5, 5.4.1, 5.4.2
			JTA compliance as applicable (R)	Met	A7.5
			Routine precedence only in accordance with GSCR, Section 3.3 (R)	Met	A7.5
			ANSI/TIA/EIA-470-B (R: Analog only)	Met	A7.5.1
			Security in accordance with DITSCAP (R) 2	Met	A7.6.5

Legend:
10BaseT	- 10 Mbps (Baseband Operation, Twisted Pair) Ethernet	IEEE	- Institute of Electrical and Electronics Engineers, Inc.
100BaseTX	- 100 Mbps Ethernet over Category 5 Twisted Pair Copper	ISDN	- Integrated Services Digital Network
		IT	- Information Technology
ANSI	- American National Standards Institute	ITU	- International Telecommunication Union
BRI	- Basic Rate Interface	JTA	- Joint Technical Architecture
C	- Conditional	Mbps	- Megabits per second
DISA	- Defense Information Systems Agency	MLPP	- Multi-Level Precedence and Preemption
DITSCAP	- DOD IT Security Certification & Accreditation Process	PCM-24	- Pulse Code Modulation - 24 Channels
DOD	- Department of Defense	PCM-30	- Pulse Code Modulation - 30 Channels
DTMF	- Dual Tone Multi-Frequency	R	- Required
EIA	- Electronic Industries Alliance	SUT	- System Under Test
FCC	- Federal Communications Commission	TCP/IP	- Transmission Control Protocol/Internet Protocol
GR	- Generic Requirement	TIA	- Telecommunications Industry Association
GSCR	- Generic Switching Center Requirements
Notes:
1	The Automated Receiving Device requirements can be met via one of the following interfaces: 2-Wire Analog, 2- or 4-Wire Digital Proprietary, ISDN BRI, PCM-24, or PCM-30.

2	DITSCAP information assurance testing is accomplished via DISA-led Information Assurance test teams.

5. JITC distributes interoperability information via the JITC Electronic Report Distribution (ERD) system, which uses Unclassified-But-Sensitive Internet Protocol Router Network (NIPRNet) e-mail. More comprehensive interoperability status information is available via the JITC System Tracking Program (STP). The STP is accessible by .mil/.gov users on the NIPRNet at https://stp.fhu.disa.mil. Test reports, lessons learned, and related testing documents and references are on the JITC Joint Interoperability Tool (JIT) at http://jit.fhu.disa.mil (NIPRNet), or http://199.208.204.125 (SIPRNet). Information related to DSN testing is on the Telecom Switched Services Interoperability (TSSI) website at http://jitc.fhu.disa.mil/tssi. JITC Memo, JTE, ION Networks ION SecureTM PRIISMS with Software Release 2.2.1 build 9 and ION SecureTM5500 with Software Release 5.1.9 build 5 (Firmware 5.1.8)

6. The JITC point of contact is Mr. Michael Napier, DSN 879-6787, commercial (520) 538-6787, FAX DSN 879-4347, or e-mail to napierm@fhu.disa.mil.

FOR THE COMMANDER:

2 Enclosures a/s	LESLIE CLAUDIO Chief Networks and Transport Division

Distribution:
Joint Staff J6I, Room-1E565, Pentagon, Washington, DC 20318-6000
Joint Interoperability Test Command, Washington Operations Division, NSWC, ATTN: JT1, Building 900, 101 Strauss Avenue, Indian Head, MD 20640-5035
Defense Information Systems Agency, GIG Enterprise Services Engineering Directorate, NETCENTRICITY, REQUIREMENTS, ANALYSIS & ASSESSMENTS BRANCH, ATTN: GE333, Rm. 244, 5600 Columbia Pike, Falls Church, VA 22041-2770
Defense Information Systems Agency, GIG-Combat Support Directorate, DSN SYSTEMS MANAGEMENT BRANCH, ATTN: GS235, Rm. 5W248A, 5275 Leesburg Pike, Falls Church, VA 22041
Office of Chief of Naval Operations (N61C22), CNON6/7, 2000 Navy Pentagon, Washington, DC 20350
Headquarters US Air Force, AF/XICC, 1250 Pentagon, Washington, DC 20330-1250
Department of the Army, Office of the Secretary of the Army, G-6/ASA (ALT), ATTN: ASAALT (SAAL-SSI), 103 Army Pentagon, Washington, DC 20310-0103
US Marine Corp (C4ISR), MARCORSYSCOM, 2200 Lester Street, Quantico, VA 22134
DOT&E, Strategic and C3I Systems, 1700 Defense Pentagon, Washington, DC 20301-1700
US Coast Guard, COMDT/G-SCE (C4), 2100 2nd Street SW, Washington, DC 20593
Office of Assistant Secretary of Defense, OASD(NII)/DoD CIO, Crystal Mall 3, 7th Floor, Suite 700, 1931 Jefferson-Davis Hwy, Arlington, VA 22202
Office of Under Secretary of Defense, OUSD(AT&L), Room 3E144, 3070 Defense Pentagon, Washington, DC 20301
US Joint Forces Command, J6I, C4 Plans and Policy, 1562 Mitscher Ave, Norfolk, VA 23551-2488
Defense Intelligence Agency, ATTN: DS-CIO, Bldg 6000, Bolling AFB, Washington, DC 20340-3342
National Security Agency, ATTN: DT, Suite 6496, 9800 Savage Road, Fort Meade, MD 20755-6496
Commander, Defense Information Systems Agency (DISA), ATTN: GS23 (Mr. Osman), Room 5w23, 5275 Leesburg Pike (RTE 7), Falls Church, VA 22041

ADDITIONAL REFERENCES

(c)	Defense Information Systems Agency, “Department of Defense Voice Networks Generic Switching Center Requirements (GSCR),” 8 September 2003
(d)	Joint Interoperability Test Command, “Defense Switched Network Generic Switch Test Plan (GSTP),” 23 April 2004

Enclosure 1